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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the inclusion in the Registration Statement on Form S-1 of Lehman Brothers Holdings Inc. and the related prospectuses of our report dated February 3, 1994, except for Note 2 as to which the date is April 4, 1994, with respect to the consolidated financial statements and financial statement schedules of Lehman Brothers Holdings Inc. and Subsidiaries.

                                                    Ernst & Young

New York, New York
April 5, 1994